Exhibit 99.1

Contact:	Amedisys, Inc.
Director of Investor Relations
Kevin LeBlanc
225.292.2031
kleblanc@amedisys

AMEDISYS ANNOUNCES EARNINGS RELEASE DATES FOR 2008

BATON ROUGE, Louisiana (April 3, 2008) – Amedisys, Inc. (Nasdaq: “AMED”), one of America’s leading home health nursing companies, today announced that it intends to release its financial results for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 pre- market on April 30, 2008, July 29, 2008 and October 28, 2008, respectively. The Company will also host a conference call with the investment community the same day at 10:00 a.m. ET.

To participate in the conference call for the first quarter ended March 31, 2008, please dial 800-268-8047 (Domestic) or 913-312-0939 (International) a few minutes before 10:00 a.m. ET on Wednesday, April 30, 2008. A replay of the conference call will be available beginning at 1:00 p.m. ET on April 30, 2008 through May 7, 2008. The replay dial in number is 888-203-1112 (Domestic) or 719-457-0820 (International). The replay pin number is 9744368.

The call will also be available on the Internet live and in our archived section thereafter on our Investor Relations page at the following web address:

http://www.amedisys.com/investors

Amedisys, Inc., (or the “Company”) is headquartered in Baton Rouge, Louisiana. Its common stock trades on the Nasdaq Global Select Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and the other risks described in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on the Company can be found at:

www.amedisys.com

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